[MERRILL LYNCH LOGO]          [LETERHEAD OF
                              MERRILL LYNCH]


                                                  March 10, 1998


         We hereby consent to the use of our opinion letter dated January 2, 1998 to the Board of Directors of La Quinta Inns, Inc. included in Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary-Opinion of Financial Advisor to La Quinta", "The Merger-Background of the Merger", "The Merger-Recommendation of the Board of Directors of La Quinta; Reasons for the Merger", and "The Merger-Opinion of La Quinta Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            MERRILL LYNCH, PIERCE, FENNER &
                                               SMITH INCORPORATED

                                             By: /s/ JEFFREY L. KOPEL
                                                 --------------------------
                                                 Managing Director
                                                 Investment Banking Group